Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries, Inc. Announces Authorization of $25 Million Share Repurchase Program

HOUSTON, November 12, 2012 /PRNewswire-FirstCall/ — Flotek Industries, Inc. (NYSE: FTK—News) (“Flotek” or the “Company”) today announced that the Company’s Board of Directors has authorized the repurchase of up to $25 million of Flotek common stock.

Repurchases under Flotek’s new program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements, and other relevant factors. This share repurchase plan does not obligate Flotek to acquire any particular amount of common stock, and it may be suspended at any time at the Company’s discretion. Flotek had approximately 49.2 million shares of Common Stock outstanding as of October 29, 2012.

In conjunction with this authorization, Flotek and its senior lender, PNC Bank, have agreed to an Amendment to the Company’s current credit facility that allows for repurchases of up to $25 million of Common Stock under certain circumstances, including minimum availability under the credit facility of $10 million. Currently, there are no outstanding borrowings on Flotek’s $35 million revolving credit facility.

“As Flotek’s financial position continues to strengthen and evolve, we are committed to exploring every avenue to maximize returns to our shareholders,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “The availability of a share repurchase program is simply one more tool in our box of options to optimize value. Moreover, PNC’s assistance in approving the program is yet another indication of Flotek’s strong financial outlook. We appreciate PNC’s support and look forward to working with them as our financial partner as Flotek continues to grow in the future.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.